Exhibit 21

SUBSIDIARIES OF
POTASH CORPORATION OF SASKATCHEWAN INC.

Jurisdiction of
Incorporation or
Name of Entity	Formation

101070338 Saskatchewan Ltd.	Saskatchewan
175360 Canada Inc.	Canada
609430 Saskatchewan Ltd.	Saskatchewan
628550 Saskatchewan Ltd.	Saskatchewan
AA Sulfuric Corporation	Louisiana
Augusta Service Company, Inc.	Delaware
Canpotex Bulk Terminals Limited	Canada
Chilkap Resources Ltd.	Yukon
Inversiones El Boldo Limitada	Chile
Inversiones El Coigüe S.A.	Chile
Inversiones El Roble Limitada	Chile
Inversiones El Sauce Limitada	Chile
Inversiones PCS Chile S.A.	Chile
Inversiones RAC Chile Limitada	Chile
Minera Saskatchewan Limitada	Chile
PCS Administration (USA), Inc.	Delaware
PCS (Barbados) Holdings SRL	Barbados
PCS (Barbados) Investment Company Ltd.	Barbados
PCS (Barbados) Shipping Ltd.	Barbados
PCS Cassidy Lake Company	Ontario
PCS Cassidy Lake Limited	Canada
PCS Chesapeake LLC	Delaware
PCS Chile I LLC	Delaware
PCS Chile II LLC	Delaware
PCS Fosfatos do Brasil Ltda.	Brazil
PCS Hungary Holding Limited Liability Company	Hungary
PCS Industrial Products Inc.	Delaware
PCS Joint Venture, Ltd.	Florida
PCS Jordan LLC	Delaware
PCS L.P. Inc.	Delaware
PCS LP LLC 2	Delaware
PCS Nitrogen Ammonia Terminal Corporation I	Texas
PCS Nitrogen Ammonia Terminal Corporation II	Delaware
PCS Nitrogen Delaware LLC	Delaware
PCS Nitrogen Fertilizer, L.P.	Delaware
PCS Nitrogen Fertilizer Limited	Trinidad
PCS Nitrogen Fertilizer Operations, Inc.	Delaware
PCS Nitrogen, Inc.	Delaware
PCS Nitrogen LCD Corporation	Delaware

Jurisdiction of
Incorporation or
Name of Entity	Formation

PCS Nitrogen Limited	Trinidad
PCS Nitrogen Ohio, L.P.	Delaware
PCS Nitrogen Payroll Corporation	Delaware
PCS Nitrogen Trinidad Corporation	Delaware
PCS Nitrogen Trinidad Limited	Trinidad
PCS Phosphate Company, Inc.	Delaware
PCS Purified Phosphates	Virginia
PCS Sales (Canada) Inc.	Saskatchewan
PCS Sales (Indiana), Inc.	Indiana
PCS Sales (Iowa), Inc.	Iowa
PCS Sales (USA), Inc.	Delaware
PCS USA LLC	Delaware
Phosphate Holding Company, Inc.	Delaware
Potash Corporation of Saskatchewan (Florida) Inc.	Florida
Potash Corporation of Saskatchewan Transport Limited	Saskatchewan
PotashCorp Finance (Barbados) Limited	Barbados
Potash Holding Company, Inc.	Delaware
RAC Investments Ltd.	Cayman
Texasgulf Aircraft Inc.	Delaware
TG Corporation	Delaware
White Springs Agricultural Chemicals, Inc.	Delaware